EXHIBIT 2.2

                              ESCROW AGREEMENT


             This Escrow Agreement ("Agreement") is made and entered into as of June 9, 1995, by and between Newell Co., a Delaware corporation ("Newell"), Thomas F. Gaffney ("Gaffney"), James J. Prete ("Prete"), and Larry D. Adkisson ("Adkisson") (collectively, the "Shareholders") and Firstar Trust Company ( the "Escrow Agent").

             WHEREAS, Newell, Ashland Acquisition Co., a Delaware corporation ("Acquisition"), and Ashland Products, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Reorganization dated as of June 5, 1995 (the "Reorganization Agreement"), providing for the merger of the Company with and into Acquisition (the "Merger") and the conversion of the issued and outstanding capital stock and other securities of the Company into cash and shares of Common Stock of Newell (the "Newell Common Stock") pursuant to the Agreement and Plan of Merger dated as of June 5, 1995 between Acquisition and the Company (the "Plan of Merger");

             WHEREAS, Newell has relied upon the representations and warranties of the Company contained in the Reorganization Agreement and in agreements, schedules, exhibits, certificates and other documents delivered pursuant to the Reorganization Agreement
   (collectively, the "Related Documents");

             WHEREAS, one of the conditions precedent to the obligations of Newell and the Company to consummate the Merger is the execution and delivery of this Agreement, pursuant to which the Shareholders agree to indemnify and hold Newell harmless against and in respect of certain matters more particularly described herein; and this Agreement is being made to induce Newell to consummate the Merger.

             NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties agree as follows:

                                  ARTICLE I
                                 The Escrow

        1.01 DEPOSIT IN ESCROW. At the Closing (as defined in the Reorganization Agreement), the Shareholders shall deposit with the Escrow Agent, to be held in escrow on the terms hereinafter set forth, cash and Newell Common Stock in the number of shares and amount of cash set forth opposite each Shareholder's signature hereto (the "Escrow Cash and Escrow Shares"). Escrow Shares shall be accompanied by duly executed stock powers endorsed in blank.

        1.02 ESCROW PROPERTY. The Escrow Cash and Escrow Shares deposited in accordance with the terms hereof (the "Escrow Property") shall be held by the Escrow Agent on the terms hereinafter set forth. The escrow agent shall cause the Escrow Cash to be maintained and

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   invested in demand or time deposits in banks or savings institutions having at least $100,000,000 in assets, in United States Treasury bills or in the Portico U.S. Treasury Money Market Fund (collectively, the "Investments"). No part of the Investments shall have a maturity date exceeding sixty days from the date on which Escrow Cash is invested therein. The Escrow Agent shall not be responsible for any interest or income on the Escrow Cash except the interest or income actually received.

        1.03 DISTRIBUTIONS ON ESCROW PROPERTY. All income accruing on any investments of the Escrow Cash, and any dividends or distributions on the Escrow Shares, shall be paid to the Shareholders at such intervals as the Shareholders may direct in writing and shall not be part of the Escrow Property.

        1.04 TAXES AND CHARGES ON ESCROW PROPERTY. Each Shareholder shall supply to the Escrow Agent a signed W-9 form and shall be responsible for and shall pay and discharge all taxes, assessments and governmental charges imposed on or with respect to his or her proportionate interest of the Escrow Property. The Escrow Agent shall report to the Internal Revenue Service the amount of income with respect to the Escrow Cash as having been received by each of the Shareholders depositing cash in escrow in accordance with such Shareholder's proportionate interest of the Escrow Cash.

        1.05 VOTING RIGHTS. Escrow Shares held by the Escrow Agent hereunder shall remain registered in the name of Gaffney, and Gaffney shall be entitled to exercise all voting rights with respect thereto.

                                 ARTICLE II
                             Shareholders' Agent

        2.01 APPOINTMENT AND AUTHORITY. The Shareholders have appointed Thomas F. Gaffney as attorney-in-fact for the Shareholders (the "Shareholders' Agent") for purposes of representing the interests of the Shareholders in the resolution of claims for indemnification hereunder and otherwise with respect to this Agreement. The Shareholders have authorized the Shareholders' Agent to take any and all actions on behalf of all the Shareholders in connection with this Agreement, including but not limited to amending this Agreement, and the Shareholders consent to and agree to be bound by any and all actions taken by the Shareholders' Agent.

        2.02 LIABILITY. The Shareholders' Agent shall not be liable to any of the Shareholders for any error of judgment, any mistake of fact or law or any act done or omitted by him as the Shareholders' Agent in good faith, unless as the result of his willful misconduct.

        2.03 VACANCIES. In case of the resignation, death or inability to act of Thomas F. Gaffney as the Shareholders' Agent, the Shareholders shall select a successor Shareholders' Agent by a majority vote, each Shareholder being entitled to one vote.






                                 ARTICLE III
                     Indemnification and Other Payments

        3.01 INDEMNIFICATION. Notwithstanding any investigation at any time made by or on behalf of Newell or any information Newell may have in respect of the business and assets of the Company, the Shareholders agree, severally and not jointly, to indemnify and hold Newell and its subsidiaries (including Acquisition) and affiliates (sometimes collectively referred to as "Newell") harmless from and against any and all claims, demands, liabilities, actions or causes of action, losses and damages, including but not limited to reasonable attorneys' fees, witness fees, and other out-of-pocket expenses and all fines, penalties, assessments, judgments and amounts paid in settlement (collectively, "Damages"), suffered or incurred by Newell arising out of, resulting from or in respect of the following:

             (i) any inaccuracy in any representation or breach of any warranty made by or on behalf of the Company in or pursuant to the Reorganization Agreement or in any of the Related Documents;

             (ii) any failure of the Company duly to perform or observe any term, provision, covenant, agreement or condition in the Reorganization Agreement or any of the Related Documents.

        3.02 DETERMINATION OF DAMAGES. The aggregate liability of the Shareholders for Damages incurred pursuant to Section 3.01 of this Agreement shall be limited to the amount by which such Damages exceed $100,000.

        3.03 INDEMNIFICATION NOTICE. Newell will give written notice (the "Indemnification Notice") to the Escrow Agent and the Shareholders' Agent of any claim which Newell discovers or of which it receives notice which might give rise to a claim against the Escrow Property under Section 3.01 hereof (a "Claim"). Newell's right to indemnification from the Escrow Property shall apply only to those Claims of which Newell shall have given an Indemnification Notice to the Escrow Agent and the Shareholders' Agent not later than the first anniversary of the Effective Time. Any covenant, agreement, representation or warranty which is the subject of a Claim shall continue to survive until such claim is finally determined as herein provided.

        3.04 CLAIMS AGAINST THE SHAREHOLDERS. The Shareholders' Agent shall have a period of 30 days from the date the Indemnification Notice is given to provide written notice ("Object" or an "Objection") to Newell and the Escrow Agent of an objection to the Claim identified in the Indemnification Notice. Such Objection shall be to the merits or the amount of the Claim or to both the merits and the amount of the Claim. Newell and the Shareholders' Agent shall discuss any Claim as to which the Shareholders' Agent objects and attempt to agree upon the amount which is to be paid to Newell with respect to such Claim. If and to the extent that Newell and the Shareholders' Agent agree that Newell is entitled to be indemnified for Damages with respect to any such Claim and the amount of such Damages, they shall give joint written notice to the Escrow Agent to that effect (a "Joint Notice"). If Newell and the Shareholders' Agent have not agreed as to whether


   Newell is entitled to indemnification for Damages with respect to any such Claim and/or the amount of such Damages to which Newell is to be paid with respect to any such Claim within 30 days (which period may be extended upon the written agreement of Newell and the Shareholders' Agent and notice thereof given to the Escrow Agent) after the date the notice of Objection is given to Newell and the Escrow Agent, either party may thereafter institute an appropriate proceeding with respect to the matters which have not been agreed upon. Each of the parties hereto agrees that a final non-appealable judgment in any such proceeding brought in any such court shall be conclusive and binding on such party.

        3.05 THIRD PARTY CLAIMS. In the event the Indemnification Notice relates to a Claim asserted against Newell by a third party, Newell shall give notice to the Shareholders' Agent within ten (10) days of its receipt of service of any suit or proceeding which may be the subject of a claim. The Shareholders shall have the right to undertake and control the defense of such Claim, provided that Newell shall have the right to participate in any such defense at its own expense. The Shareholders shall be required to seek the consent of Newell to any payment, compromise or settlement of such Claim, which consent shall not be unreasonably withheld; provided, that the Shareholders shall not be required to seek the consent of Newell to any payment, compromise or settlement the entire amount of which would be paid by parties other than Newell.

        3.06 PAYMENT OF CLAIMS. The Escrow Agent shall continue to hold the Escrow Property pending the occurrence of any of the following:
   (a) receipt by the Escrow Agent of a Joint Notice; (b) receipt by the Escrow Agent of a true copy, certified by a court of competent jurisdiction, of a final order, judgment or decree establishing Newell's claim to indemnification. Upon receipt of either of the foregoing, the Escrow Agent shall deliver to Newell such portion of the Escrow Property (in accordance with the proportionate interests of the Shareholders) as shall equal 49% of the amount of the Damages or claim which is to be paid to Newell. For this purpose, the Escrow Shares shall be valued at $24.175 per share.

        3.07 LIMITATION OF INDEMNIFICATION. Newell's rights to indemnification under this Agreement shall be limited to the Escrow Property. No Shareholder shall have any obligation to contribute additional cash or Newell stock to the Escrow Property or to indemnify Newell for any amount in excess of the Escrow Shares or Escrow Cash, as the case may be, contributed to the Escrow Property.

                                 ARTICLE IV
                                 Termination

        4.01 TERMINATION DATE. The escrow created by this Agreement shall terminate on the first anniversary of the Effective Time or, if at that time a Claim or Claims made pursuant to Article III hereof is or are pending, upon the final resolution of the last such Claim (the "Termination Date").

        4.02 DISTRIBUTION OF ESCROW PROPERTY. On the Termination Date, any remaining Escrow Shares shall be distributed to Gaffney and any


   remaining Escrow Cash shall be distributed to the other Shareholders in accordance with their proportionate interests.

        4.04 FRACTIONAL INTERESTS. No fractional share of Newell Common Stock shall be distributed and the Escrow Agent is authorized and directed to sell shares of Newell Common Stock in order to avoid distribution of fractional interests and to deliver the cash equivalent thereof.

                                  ARTICLE V
                              The Escrow Agent

        5.01 RIGHTS AND OBLIGATIONS. The Escrow Agent and any successor escrow agent shall at all times be a bank organized under the laws of the United States or any state having a reported capital and surplus of not less than $5,000,000, or having assets under management of not less than $100,000,000. The Escrow Agent (a) shall not be liable for any error of judgment, any mistake of fact or law or any act done or omitted by it in good faith, unless as the result of its gross negligence of willful misconduct; (b) shall be entitled to treat as genuine any letter or other document furnished to it by Newell, Acquisition or the Shareholders' Agent and believed by it to be genuine and to have been signed and presented by the proper party or parties; and (c) shall be paid by Newell for its services at its customary rates as in effect from time to time and its out-of-pocket expenses (including but not limited to the reasonable attorneys' fees and disbursements of its counsel); (d) shall be entitled to consult with counsel of its own choosing with respect to any matter that arises hereunder and shall not be liable for action taken or omitted to be taken by it in good faith, and in accordance with the advice of such counsel; (e) shall be entitled to resign and be discharged from its duties hereunder by giving written notice of such resignation to Newell and the Shareholders' Agent specifying a date not less than 30 business days following the date of such notice when such resignation shall take effect, at which time the successor escrow agent selected by Newell shall accept such appointment and the Escrow Property held hereunder; and (f) shall be indemnified and held harmless by Newell against any and all costs, expenses, damages and liabilities incurred by it hereunder except for those incurred by it as a result of its own willful misconduct or negligence.

                                 ARTICLE VI
                                Miscellaneous

        6.01 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) one business day after deposit with a nationally recognized overnight courier service, (c) two business days after being deposited in the United States mail, postage prepaid, first class, registered or certified mail, or (d) the business day on which it is sent and received by facsimile, as follows:







        If to the Escrow Agent:
                  Firstar Trust Company  Attention: Yvonne Siira
                  615 East Michigan Street
                  Milwaukee, WI  53202
                  Telephone:  (414) 287-3928
                  Facsimile:  (414) 287-3904

        If to Newell:
                  Newell Co.   Attention: William T. Alldredge
                  29 East Stephenson Street
                  Freeport, Illinois  61032
                  Facsimile: (608) 365-8290

                  and

                  Richard H. Wolff, Associate General Counsel
                  Newell Co.
                  4000 Auburn Street
                  Rockford, Illinois  61125-7018
                  Facsimile: (815) 969-6106

             If to the Shareholders' Agent:
                  Mr. Thomas F. Gaffney
                  2091 Ocean View Drive
                  Tierra Verde, Florida 33715
                  Facsimile:  (813) 866-3052

             With a copy to:
                  Rex E. Schlaybaugh, Jr., Esq.
                  Dykema Gossett PLLC
                  1577 North Woodward Avenue
                  Suite 300
                  Bloomfield Hills, Michigan 48304
                  Facsimile:  (810) 540-0763

        6.02 HEADINGS AND DEFINITIONS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


        6.03 GOVERNING LAW.   This  Agreement  shall be  governed by  and
   construed in accordance with the laws of the State of Delaware.

        6.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





                                * * * * * * *






             IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 NEWELL CO.


                                 B                  y                  :
   _____________________________________
                                 T      i      t      l      e      :
   ___________________________________

   "Escrow Shares"   "Escrow Cash"
        Shares          Cash
     Deposited         Deposited
     _________         _________

   __________________________________________
       6,348           N/A            Thomas F. Gaffney

                                 Address:

       N/A           $88,660
   __________________________________________
                                      James J. Prete

                                 Address:


      N/A             $76,375
   __________________________________________
                                      Larry D. Adkisson

                                 Address:


   Attest:                       Firstar Trust Company, as Escrow Agent

   _____________________         B                  y                  :
   _____________________________________
                                 T      i      t      l      e      :
   __________________________________


               SIGNATURE PAGE TO ESCROW AGREEMENT BY AND AMONG
               NEWELL CO., THOMAS F. GAFFNEY, JAMES J. PRETE,
        LARRY D. ADKISSON AND FIRSTAR TRUST COMPANY, AS ESCROW AGENT